UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2005

BARNABUS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50450

(Commission File Number)

98-0370750

(IRS Employer Identification No.)

674 Granville Street, PO Box 54035, Vancouver, B.C., Canada V6C 3P4

(Address of principal executive offices and Zip Code)

(604)-657-2246

(Registrant's telephone number, including area code)

Nil

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

We entered into an Employment Agreement dated August 25, 2005, between our company and David Saltman whereby our company appointed Mr. Saltman as President and Chief Executive Officer of our company. The term of the employment agreement is from September 15, 2005 to September 30, 2008. Pursuant to the terms of the employment agreement, our company agreed to pay Mr. Saltman an annual base salary of $250,000 plus annual bonuses as determined by our board of directors and based upon our company’s financial achievements. In addition, our company agreed to issue 8,235,662 shares of our common stock in partial consideration for the services of Mr. Saltman as President and Chief Executive Officer of our company. The shares vest quarterly commencing on December 31, 2005, with 686,305 shares vesting for the first 11 quarters and 686,307 shares vesting in the 12th and final quarter. All unvested shares will be cancelled if the employment agreement is terminated for cause by our company or if Mr. Saltman terminates the employment agreement other than for good reason, as defined in the employment agreement. Finally, Mr. Saltman is entitled to certain benefits, expenses, an automobile allowance and reasonable office support services as set out in the employment agreement.

If our company terminates the employment agreement for the death or disability of Mr. Saltman or for cause as defined in the employment agreement, our company will pay Mr. Saltman, or his legal representative as applicable, a sum in cash of an amount equal to the accrued but unpaid salary and any applicable bonuses. If Mr. Saltman terminates the employment agreement for good reason, as defined in the employment agreement, or if our company terminates the employment agreement for any reason other than for cause, then our company will pay Mr. Saltman a termination fee in cash of an amount in accordance with section 6(b) of the employment agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of September 13, 2005, Kerry Nagy resigned as our President after which David Saltman was appointed as our President and Chief Executive Officer. There were no disagreements among Mr. Nagy, our company or our company’s board of directors regarding the resignation of Mr. Nagy as President of our company. Mr. Nagy continues to be a director of our company.

Mr. Saltman was appointed President and Chief Executive Officer of our company as of September 13, 2005. There were no arrangements or understandings between Mr. Saltman and any other persons pursuant to which he was selected as the President and Chief Executive Officer. Mr. Saltman has not been named to any committee of our company, and no definitive arrangements have been made regarding committees of our company to which Mr. Saltman is expected to be named. Mr. Saltman has not had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party.

Item 9.01. Financial Statements and Exhibits.

10.1        Employment Agreement dated August 25, 2005, between Barnabus Enterprises Ltd., our former name, and David Saltman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

By:	/s/ Kerry Nagy

Name: Kerry Nagy

Title: Director

Dated: September 19, 2005